Exhibit 10.1

FIFTH AMENDMENT AGREEMENT

This FIFTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 14th day of December, 2006 among:

(a)           EPIQ SYSTEMS, INC., a Missouri corporation (“Borrower”);

(b)           the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c)           KEYBANK NATIONAL ASSOCIATION, as lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”);

(d)           NATIONAL CITY BANK, as co-documentation agent; and

(e)           SILICON VALLEY BANK, as co-documentation agent.

WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 15, 2005, that provides, among other things, for loans and letters of credit aggregating One Hundred Twenty-Five Million Dollars ($125,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Agent and the Lenders agree as follows:

1.             Amendment to Definitions.  Article I of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Consolidated EBITDA”, “Fixed Charge Coverage Ratio”, “Leverage Ratio” and “Senior Leverage Ratio” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” shall mean:

(a)           for any date prior to the Fifth Amendment Effective Date, the Applicable Margin in effect prior to the Fifth Amendment Effective Date;

(b)           effective on the Fifth Amendment Effective Date through March 31, 2007, (i) three hundred (300.00) basis points for Eurodollar Loans, and (ii) one hundred twenty-five (125.00) basis points for Base Rate Loans; and

(c)           commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending December 31, 2006, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on April 1, 2007 and thereafter:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 3.50 to 1.00	325.00	150.00
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	300.00	125.00
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	275.00	100.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	250.00	75.00
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	225.00	50.00
Less than 1.50 to 1.00	200.00	0.00

After April 1, 2007, changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of Borrower.  The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, during any period when Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, and such failure has continued for five Business Days, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

“Consolidated EBITDA” shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges, (d) (i) extraordinary or unusual non-cash losses not incurred in the ordinary course of business but that were counted in the net income calculation for such period, minus (ii) extraordinary or unusual non-cash gains not incurred in the ordinary course of business but that were counted in the net income calculation for such period, (e) unamortized costs, fees and expenses incurred in connection with the transactions contemplated by this Agreement (specifically including the amendment fee paid by Borrower in connection with the Fifth Amendment, whether or not capitalized) and any Acquisition (occurring prior to, on or subsequent to the Closing Date), up to an aggregate amount for all Companies, with respect to Acquisition related costs, fees and expenses, not to exceed Six Million Dollars ($6,000,000) during any twelve (12) month period, (f) expenses and charges which will be indemnified or reimbursed to the extent such amounts are covered by funds in a valid escrow account or similar arrangement, and (g) any other component of net income (or net loss) which is non-cash and will not convert to cash within one year, including without exception any charges related to the granting of share-based payments to employees or directors; provided, however, that any time an Acquisition on an on-going business is made pursuant to Section 5.13 hereof, Consolidated EBITDA shall be recalculated to include the EBITDA of the acquired company as if such Acquisition had been completed on the first day of the relevant measuring period.

“Fixed Charge Coverage Ratio” shall mean, as determined for the most recently completed four fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) (i) Consolidated EBITDA minus (ii) Consolidated Capital Expenditures (excluding Consolidated Capital Expenditures that are made (A) in connection with an Acquisition permitted pursuant to Section 5.13 hereof, (B) in connection with leasehold improvements (but only to the extent such improvements are reimbursable by the landlord), or (C) with the net proceeds of Dispositions of capital assets (excluding real estate), to (b) Consolidated Fixed Charges; provided that Adjusted Consolidated EBITDA shall be used in place of Consolidated EBITDA for the fiscal quarters of Borrower ending on December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.

“Leverage Ratio” shall mean, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower); provided that Adjusted Consolidated EBITDA shall be used in place of Consolidated EBITDA for the fiscal quarters of Borrower ending on December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.

“Senior Leverage Ratio” shall mean, at any time, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Senior Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower); provided that Adjusted Consolidated EBITDA shall be used in place of Consolidated EBITDA for the fiscal quarters of Borrower ending on December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.

2.             Addition to Definitions.  Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Accounting Restatement” shall mean the restatement of the audited financial statements of Borrower, pursuant to the evaluation of certain revenue recognition rules and guidance from the SEC related to the application of such rules, for the fiscal years of Borrower ending on December 31, 2003, December 31, 2004 and December 31, 2005 and the unuadited quarterly financial statements of Borrower for the fiscal quarters of Borrower ending on March 31, 2006, June 30, 2006 and September 30, 2006.

“Adjusted Consolidated EBITDA” shall mean (a) Fifteen Million One Hundred Thirty-Four Thousand Dollars ($15,134,000) for the fiscal quarter of Borrower ending on December 31, 2005, (b) Twelve Million Eight Hundred Eighty-Five Thousand Dollars ($12,885,000) for the fiscal quarter of Borrower ending on March 31, 2006, (c) Ten Million Seven Hundred Eighteen Dollars ($10,718,000) for the fiscal quarter of Borrower ending on June 30, 2006, and (d) Seven Million Two Hundred Fifty-One Thousand Dollars ($7,251,000) for the fiscal quarter of Borrower ending on September 30, 2006.

“Fifth Amendment” shall mean the Fifth Amendment Agreement, dated as of the Fifth Amendment Effective Date, among Borrower, Agent and the Lenders.

“Fifth Amendment Effective Date” shall mean December 14, 2006.

3.             Amendment to Financial Covenants.  Section 5.7 of the Credit Agreement is hereby amended to delete subsections (a) and (b) therefrom and to insert in place thereof, respectively, the following:

(a)           Leverage Ratio.  The Companies shall not suffer or permit at any time the Leverage Ratio to exceed (i) 3.50 to 1.00 on the Closing Date through December 30, 2006, (ii) 3.95 to 1.00 on December 31, 2006 through June 29, 2007, (iii) 3.50 to 1.00 on June 30, 2007 through September 29, 2007, (iv) 3.25 to 1.00 on September 30, 2007 through December 30, 2007, and (v) 3.00 to 1.00 on December 31, 2007 and thereafter.

(b)           Senior Leverage Ratio.  The Companies shall not suffer or permit at any time the Senior Leverage Ratio to exceed (i) 2.50 to 1.00 on the Closing Date through December 30, 2006, (ii) 2.75 to 1.00 on December 31, 2006 through June 29, 2007, (iii) 2.50 to 1.00 on June 30, 2007 through September 29, 2007, (iv) 2.25 to 1.00 on September 30, 2007 through December 30, 2007, and (v) 2.00 to 1.00 on December 31, 2007 and thereafter.

4.             Waiver of Specific Defaults.  Borrower has notified Agent and the Lenders that, as a result of the Accounting Restatement, certain of the calculations of the financial covenants and certain of the financial statements of Borrower delivered to Agent and the Lenders since the Closing Date have been incorrect (collectively, the “Violations”).  Borrower has requested that Agent and the Lenders waive the Defaults or Events of Default that exist under the Credit Agreement by virtue of the Violations.  Agent and the Lenders hereby waive the aforesaid Defaults or Events of Default that exist solely by virtue of the Violations, on the condition that after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document.  This Amendment shall serve as evidence of such waiver.  Borrower agrees with Agent and the Lenders that (i) except with respect to the limited waiver granted herein specifically relating to the Violations, Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, (ii) Borrower shall be in full compliance with the Credit Agreement and the other Loan Documents on and after the Fifth Amendment Effective Date, and (iii) Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents.

5.             Closing Items.  Concurrently with the execution of this Amendment, Borrower shall:

(a)           cause each Guarantor of Payment to execute the attached Acknowledgement and Agreement;

(b)           pay an amendment fee to Agent (i) for the pro-rata benefit of the Revolving Lenders approving this Amendment, in an amount equal to twelve and one-half (12.50) basis points multiplied by the Revolving Amount, and (ii) for the pro-rata benefit of the Term Lenders approving this Amendment, in an amount equal to twelve and one-half (12.50) basis points multiplied by the outstanding principal balance of the Term Loan on the date hereof; and

(c)           pay all legal fees and expenses of Agent in connection with this Amendment.

6.             Representations and Warranties.  Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

7.             References to Credit Agreement.  Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

8.             Waiver.  Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

9.             Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

10.           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

11.           Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

12.           Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER.  BORROWER, THE LENDERS AND AGENT, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE LENDERS AND AGENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

EPIQ SYSTEMS, INC.

By:	/s/ Elizabeth M. Braham
Elizabeth M. Braham
Secretary

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Jeff Kalinowski
Jeff Kalinowski
Senior Vice President

NATIONAL CITY BANK as Co-Documentation Agent and as a Lender

By:	/s/ Alyson D. Ogden
Name:	Alyson D. Ogden
Title:	Associate

SILICON VALLEY BANK, as Co-Documentation Agent and as a Lender

	By:	/s/ Janice Galbary
	Name:	Janice Galbary
	Title:	Relationship Manager

Signature Page to
Fifth Amendment Agreement

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fifth Amendment Agreement dated as of December 14, 2006.  The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

BANKRUPTCY SERVICES LLC EPIQ SYSTEMS ACQUISITION, INC. POORMAN-DOUGLAS CORPORATION HILSOFT, INC.		FINANCIAL BALLOTING GROUP, LLC

		By:	/s/ Elizabeth M. Braham
Elizabeth M. Braham
Secretary, Chief Financial Officer and Treasurer
By:	/s/ Elizabeth M. Braham
Elizabeth M. Braham
Secretary

NOVARE, INC.		NMATRIX, INC.

By:	/s/ Elizabeth M. Braham	By:	/s/ Elizabeth M. Braham
	Elizabeth M. Braham		Elizabeth M. Braham
	Treasurer and Secretary		Executive Vice President and Chief Financial Officer

EPIQ ADVISORY SERVICES, LLC

By:	/s/ Elizabeth M. Braham
Elizabeth M. Braham
Executive Vice President, Chief Financial Officer and
Treasurer

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